UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2014

BankGuam Holding Company

(Exact name of registrant as specified in its charter)

Guam	000-54483	66-0770448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box BW Hagatna, Guam		96910
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (671) 472-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2014, the BankGuam Holding Company (the Company”) appointed Keven F. Camacho as a member of the board of directors of the Company as a Class I Director to fulfill the term of his predecessor Dr. Luis G. Camacho (“Dr. Camacho”), his father, who resigned from the Company effective August 25, 2014. Mr. Camacho was also appointed to the Company’s Employee Stock Purchase Plan Committee.

Keven F. Camacho

Keven F. Camacho has been with the Compay’s sole subsidiary, Bank of Guam (the “Bank”), for over 18 years. He currently serves as the Bank’s Vice President/Chief Lending Officer.

Mr. Camacho is a 1996 graduate of Arizona State University, with a BS in Finance, and pursued his interest in banking and finance after graduation by taking on a Management Trainee position with the Bank of Guam. In 1997, after a year-long training program, he became a Credit Officer, specializing in consumer loans and real estate.

His progression in banking continued as Branch Manager for the Tumon, Belau, Mangilao, and Upper Tumon branches. In 2003, he served as the Bank’s Northern Regional Manager and furthered his education with the Pacific Coast Banking School at the University of Washington. He graduated in 2003 from the intensive two-year Masters-level extension program which was geared towards senior officers in the banking industry. He also went on to pursue a professional MBA from the University of Guam, graduating from the program in 2005.

Since 2005, Mr. Camacho has also actively dedicated his time to the Guam Options for Alternative Loans for Assistive Technology (GOAL-AT) and Get Guam Teleworking (GGT) programs, which grant loans to people with disabilities to assist them with starting home-based businesses or to allow them to work from home.

In 2010, Mr. Camacho became a member of the Rotary Club of Northern Guam, and is currently the club’s Vice President. Mr. Camacho’s previous positions with the club include Club Services Director and Community Services Director.

Mr. Camacho has also been a member of the St. Francis Church Golf Tournament Committee since 2013. In 2014, he was the co-chairperson of the Financing Committee. The golf tournament is an annual event that raises funds for the St. Francis Catholic Church in Yona for its operational needs.

Since 2013, Mr. Camacho served as a board member of Sanctuary, Inc. Sanctuary, Inc. is a community-based organization which exists to improve the quality of life for Guam’s youth to promote reconciliation during times of family conflicts, to foster the development of responsible community members, and to advocate for their needs in an effort to preserve family unity by providing: 24-hour crisis intervention services, temporary safe refuge during family conflicts and abuse, supportive counseling for youth and families, outreach, education and prevention programs.

Finally, Mr. Camacho is a co-owner of TSC, Inc. which is a web design, maintenance, and hosting company that maintains and hosts websites for island businesses and organizations.

In addition to reasons below, Mr. Camacho was appointed as a member to the Company’s board of directors because of his extensive banking and business experience and community involvement.

There are no family relationships between Mr. Camacho and any of the current directors and officers of the Company.

Dr. Camacho’s shares of common stock are subject to a Voting Trust Agreement, dated as of November 29, 2013 (the “VTA”), among certain shareholders, including Lourdes A. Leon Guerrero, President and Chief Executive Officer and chair of the board of directors of the Company, (as the “Trustee”). Under the VTA, the parties agreed to grant the Trustee certain powers and rights with respect to shares of common stock of the Company owned by the parties. The VTA provides, among other things, that the Trustee has the power and discretion to vote, consent to or take any shareholder action of any kind concerning the Issuer. The VTA limits this right by (1) requiring that in selecting any nominee or proxy, the Trustee must select a nominee or proxy who is either a shareholder, director or officer of the Issuer; (2) providing that a majority of the shares held by the parties may advise the Trustee in writing that the Trustee is not authorized to take a proposed vote, consent or action; and (3) requiring that if any parties or Permitted Transferees (as defined in the VTA) of the parties are nominees for director of the Company, the Trustee shall vote the shares in favor of such nominees. Mr. Camacho was nominated by Dr. Camacho to fulfill the remaining term of his directorship upon his resignation. The VTA terminates on December 31, 2040. Other parties to the VTA are William D. Leon Guerrero, Luis G. Camacho, Dr. Ralph G. Sablan, Martin D. Leon, Guerrero, Joe T. San Agustin, Eugenia A. Leon Guerrero, Felino R. Amistad, Jr., Pedro P. Ada, Jr., Vincent A. Leon Guerrero, Agnes Leon Guerrero Winters, Michael S. Wu, James S. Wu and John S. San Agustin.

There have been no transactions since the beginning of its last fiscal year or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Camacho had or will have a direct or indirect material interest which would be required to be reported herein.

The Bank has had and expects to have banking transactions in the ordinary course of business with many of the directors and executive officers of the Bank (and their associates), on substantially the same terms (including interest rates, collateral and repayment terms) as those prevailing at the time for comparable loans with persons not related to the Company. During 2014 no loan to any director or executive officer of the Company (or their associates) involved more than the normal risk of collectability or presented other unfavorable features.

Loans made by the Bank to directors and executive officers are subject to the requirements of Regulation O of the Board of Governors of the Federal Reserve System. Regulation O requires, among other things, prior approval of the Board of Directors with any “interested” director not participating and dollar limitations on amounts of certain loans, and prohibits any favorable treatment being extended to any director or executive officer in any of the Bank’s lending matters. To the best knowledge of the Company, Regulation O has been complied with in its entirety.

Item 8.01.	Other Events.

BankGuam Holding Company (the “Company”) hereby furnishes the following information:

At its meeting on August 25, 2014, the Board of Directors of the Company declared a $0.10 per share quarterly cash dividend. The Company issued a press release on August 29, 2014 regarding the dividend. The dividend will be paid on September 30, 2014 to shareholders of record on September 15, 2014.

A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit

99.1	Press Release dated August 29, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

Date: August 29, 2014	BankGuam Holding Company

	By:	/s/ Lourdes A. Leon Guerrero
Lourdes A. Leon Guerrero
President and Chief Executive Officer

EXHIBIT LIST

Exhibit No.	Description of Exhibit

99.1	Press Release dated August 29, 2014